                   SUBSIDIARIES OF THE COMPANY-EXHIBIT 21.1
                   ----------------------------------------


                                                 State or Other Jurisdiction of
                Subsidiary                        Incorporation of Organization
-------------------------------------------     --------------------------------
Cotelligent USA, Inc.                              California corporation
R. Reed Business Systems Consulting, Inc.          Illinois corporation
CZG Mobile Ventures, Inc.                          Delaware corporation